Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated September 4, 2007, except for Note 12, as to which the date is October 30, 2007, with respect to the financial statements of Rubicon Technology, Inc. (which report expressed an unqualified opinion and contains explanatory paragraphs relating to the restatement discussed in Note 12 and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Financial Accounting Standards Board Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable) contained in the Registration Statement of Rubicon Technology, Inc. on Form S-1 (File No. 333-145880, effective November 15, 2007) filed with Securities and Exchange Commission on November 13, 2007.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Chicago, Illinois

November 20, 2007